                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   MASCOTECH
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                   MASCOTECH
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                MASCOTECH, INC.
                              21001 Van Born Road
                             Taylor, Michigan 48180

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MASCOTECH, INC.:

     The Annual Meeting of Stockholders of MascoTech, Inc. will be held at its offices at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 20, 1997 at 2:00 P.M., Eastern daylight time. The purposes of the meeting, which are set forth in detail in the accompanying Proxy Statement, are:

     1. To elect two Class III Directors;

     2. To consider and act upon a proposal to approve the 1997 Non-Employee Directors Stock Plan;

     3. To consider and act upon a proposal to approve the 1997 Annual Incentive Compensation Plan;

     4. To consider and act upon a proposal to approve the Amendment of the 1991 Long Term Stock Incentive Plan;

     5. To consider and act upon the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1997; and

     6. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof.

     Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to be present at the meeting, you are requested to sign and return the Proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Your prompt attention will be appreciated. Prior to being voted, the Proxy may be withdrawn in the manner specified in the Proxy Statement.

                                              By Order of the Board of Directors

                                                          EUGENE A. GARGARO, JR.
                                                          EUGENE A. GARGARO, JR.
                                                                       Secretary

April 25, 1997

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                MASCOTECH, INC.

                                  May 20, 1997

                              GENERAL INFORMATION

     The solicitation of the enclosed Proxy is made by the Board of Directors of MascoTech, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at its offices at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 20, 1997 at 2:00 P.M., Eastern daylight time, and at any adjournment thereof.

     The expense of this solicitation will be borne by the Company. Solicitation will be by use of the mails, and executive officers and other employees of the Company may solicit Proxies, without extra compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Company Common Stock or Preferred Stock in their names or in the names of their nominees for their reasonable expenses in forwarding Proxies and Proxy materials to beneficial owners.

     Stockholders of record as of the close of business on March 28, 1997 will be entitled to vote at the Annual Meeting. On that date, the outstanding voting securities of the Company consisted of 37,231,739 shares of common stock, $1 par value share ("Company Common Stock"), and 10,800,000 shares of $1.20 Convertible Preferred Stock ("Company Preferred Stock"). Each share of outstanding Company Common Stock entitles the holder to one vote and each share of outstanding Company Preferred Stock entitles the holder to 4/5 of one vote. The Company Common Stock and the Company Preferred Stock vote together as a single class. The Company has been advised that Masco Corporation and Directors and officers of the Company hold in the aggregate approximately 25 percent of the voting power of the Company and intend to vote their shares in favor of the nominees, for approval of the proposals described in the Proxy Statement, for the ratification of the selection of Coopers & Lybrand L.L.P. and in accordance with the recommendations of the Company's Board of Directors on any other matters.

     Presence in person or by proxy of holders of a majority of outstanding shares of capital stock of the Company will constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will be counted toward the establishment of a quorum. The affirmative vote of holders of a majority of shares of capital stock present and entitled to vote at the Annual Meeting is required for approval of proposals hereby being submitted to stockholders and for ratification of the selection of auditors. Abstentions are considered present and entitled to vote and therefore have the effect of votes against the proposals and ratification, while broker non-votes do not affect the number of affirmative votes needed to approve or ratify these matters.

     The shares represented by the Proxy will be voted as instructed if received in time for the Annual Meeting. Any person signing and mailing the Proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Eugene A. Gargaro, Jr., Secretary) at its executive offices at 21001 Van Born Road, Taylor, Michigan 48180, or at the Annual Meeting. This Proxy Statement and the enclosed Proxy are being mailed or given to stockholders on or about April 29, 1997.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The term of office of the Class III Directors, Erwin H. Billig and John A. Morgan, expires at the meeting. Erwin H. Billig, who has been a Director since 1988, has decided not to stand for re-election. The Board of Directors wishes to express its deep appreciation to Mr. Billig for his guidance and dedication during his many years of service as a director of the Company. The Board of Directors proposes the re-election of John A. Morgan and nominates William K. Howenstein for election to the Board as Class III Directors. There is currently a vacancy in the Class I Directors, for which the Board of Directors has not presently proposed a nominee. Proxies can not be voted for a greater number of persons than the number of nominees named.

     The Class III Directors will serve for a term expiring at the Annual Meeting in 2000, or until their respective successors are elected and qualified. The current Class I and Class II Directors have been elected to serve for terms which expire at the Annual Meeting of Stockholders in 1998 and 1999, respectively, or until their respective successors are elected and qualified. The Board of Directors expects that the persons named as proxies in the Proxy will vote the shares represented by each Proxy for the election as Directors of the above nominees unless a contrary direction is indicated. If prior to the meeting any nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named as proxies will vote for such alternate nominee, if any, as may be recommended by the Board of Directors.

     Assuming a quorum is present, Directors are elected by a plurality of the votes cast. The two nominees who receive the largest number of votes cast will be elected as Class III Directors; therefore, shares not voted (whether due to abstention or broker non-vote) do not affect the election of Directors.

     Information concerning the nominees and continuing Directors is set forth below.

  NAME, PRINCIPAL OCCUPATION AND PERIOD               AGE, BUSINESS EXPERIENCE, DIRECTORSHIPS
         OF SERVICE AS A DIRECTOR                              AND OTHER INFORMATION
  -------------------------------------               ---------------------------------------
                        CLASS I (TERM TO EXPIRE AT THE ANNUAL MEETING IN 1998)

Richard A. Manoogian......................    Mr. Manoogian, 60, has served as Chairman, Chief
                                              Executive
  Chairman of the Board and Chief             Officer and Director of the Company since its formation
  Executive Officer of the Company and of     in 1984. He joined Masco Corporation in 1958, was
  Masco Corporation and Chairman of the       elected Vice President and a director in 1964, President
  Board of TriMas Corporation. Director       in 1968 and Chairman and Chief Executive Officer in
  since 1984.                                 1985. He has served as Chairman of the Board of TriMas
                                              Corporation since 1989. He is a director of First
                                              Chicago NBD Corporation, MSX International, Inc.,
                                              Detroit Renaissance and The American Business
                                              Conference, president of the Founders Society of the
                                              Detroit Institute of Arts and a trustee of the Archives
                                              of American Art (Smithsonian Institute), Center for
                                              Creative Studies, The Fine Arts Committee of the State
                                              Department, Trustees Council of the National Gallery of
                                              Art, Armenian General Benevolent Union, Detroit
                                              Investment Fund and Henry Ford Health System.

                       CLASS II (TERM TO EXPIRE AT THE ANNUAL MEETING IN 1999)

Peter A. Dow..............................    Mr. Dow, 63, initially joined Campbell-Ewald Company in
                                              1958
  Private investor; Retired Vice Chairman,    and returned in 1979 to serve as Executive Vice
  Chief Operating Officer and Chairman of     President and Director of General Accounts. Beginning in
  the Executive Committee of                  1982, he became President, Chief Operating Officer and
  Campbell-Ewald, an advertising and          Chairman of the Executive Committee, and then served as
  marketing communications company.           Vice Chairman from 1993 until his retirement in 1995. He
  Director since 1992.                        was named Director of Advertising for the
                                              Chrysler-Plymouth Division of Chrysler Corporation in
                                              1968. Subsequently, he became responsible for the
                                              advertising and merchandising for Chrysler Corporation
                                              and all of its divisions. In 1978 he was named Director
                                              of Marketing for Chrysler Corporation. Mr. Dow is
                                              currently a director of The Invetech Company, Inc. and
                                              Comtrad Industries, Inc. He is also Trustee Emeritus of
                                              The Lawrenceville School, a trustee of the Alice Kales
                                              Hartwick Foundation and of the Detroit Institute of
                                              Arts.

  NAME, PRINCIPAL OCCUPATION AND PERIOD               AGE, BUSINESS EXPERIENCE, DIRECTORSHIPS
         OF SERVICE AS A DIRECTOR                              AND OTHER INFORMATION
  -------------------------------------               ---------------------------------------
Roger T. Fridholm.........................    Mr. Fridholm, 56, has been President of St. Clair Group, Inc.
  President of St. Clair Group, Inc., a       since 1991. He also serves as Chairman of Ad Hoc Legal
  private investment company. Director        Resources LLC since 1995 and as President of IPG
  since 1996.                                 Services Corporation since 1996, both of which are
                                              staffing service companies. He is the past President and
                                              Chief Executive Officer of Of Counsel, Enterprises, Inc.
                                              and past Senior Vice President of Corporate Development
                                              of Kelly Services, Inc. He served as President and Chief
                                              Operating Officer of The Stroh Brewery Company from 1979
                                              to 1991. He is currently a director of The Stroh Brewery
                                              Company, The Stroh Companies, Inc., MCN Energy Group,
                                              Inc. and Comerica Bank.

Eugene A. Gargaro, Jr. ...................    Mr. Gargaro, 55, joined Masco Corporation as Vice President
  Vice President and Secretary of Masco       and Secretary in 1993. From 1967 to 1993 he was a member
  Corporation. Director since 1984.           in the law firm of Dykema Gossett PLLC. He currently
                                              serves as a director of TriMas Corporation and Allied
                                              Digital Technologies Corp. He also serves as a trustee
                                              of the Founders Society of the Detroit Institute of Arts
                                              and University of Detroit/Mercy; member of the Michigan
                                              Council for Arts and Cultural Affairs; director of the
                                              Michigan Manufacturers Association and Citizens Research
                                              Counsel of Michigan.

               CLASS III (NOMINEES FOR A TERM TO EXPIRE AT THE ANNUAL MEETING IN 2000)

William K. Howenstein.....................    Mr. Howenstein, 63, held various positions at Copper
  Executive Vice President of Thyssen,        and Brass Sales, Inc., including Chairman and Chief
  Inc., NA, a $2.5 billion materials          Executive Officer, from 1965 until its acquisition in
  management company                          1997 by Thyssen, Inc., NA. He continues to serve as
                                              President of Copper and Brass Sales, Inc., a $500
                                              million processor and distributor of metals. He is a
                                              director of The Stroh Brewery Company and The Stroh
                                              Companies, Inc. He serves as director and executive
                                              committee member of the Greater Detroit Chamber of
                                              Commerce, director of The Economic Club of Detroit,
                                              advisory board member of the Boys & Girls Club of Metro
                                              Detroit and director of United Way Community Services
                                              for Southeastern Michigan.

John A. Morgan............................    Mr. Morgan, 66, has been a partner in Morgan Lewis
  Partner, Morgan Lewis Githens & Ahn,        Githens & Ahn since founding that firm in 1982.
  investment bankers. Director since 1984.    From 1977 to 1982, he was Vice Chairman of Smith Barney,
                                              Harris Upham & Co., Inc., in charge of the firm's
                                              merger and acquisition activities, a member of the
                                              executive committee and a director of Smith Barney
                                              International Inc. Prior to becoming Vice Chairman of
                                              Smith Barney, Mr. Morgan had been Senior Vice President
                                              in Charge of the Corporate Finance Department. He is a
                                              director of Allied Digital Technologies Corp., Furnishings
                                              International Inc., Masco Corporation, and TriMas
                                              Corporation. He also serves as a trustee of the
                                              Provident Loan Society of New York.

     Further information concerning Masco Corporation and TriMas Corporation is set forth in "Certain Relationships and Related Transactions."

     The Board of Directors held six meetings during 1996. The Audit Committee of the Board of Directors, consisting of Messrs. Dow, Fridholm and Morgan, held two meetings during 1996. It reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent auditors, the scope of audit procedures, the Company's internal audit program and results, the nature of services to be performed by the independent auditors and the Company's accounting practices. The Compensation Committee of the Board of Directors, consisting of Messrs. Dow, Gargaro and Morgan, held five meetings during 1996. It establishes and monitors executive compensation and administers and determines awards and options granted under the Company's restricted stock incentive and stock option plans. The Board of Directors has not established a separate committee of its members to nominate candidates for election as Directors.

COMPENSATION OF DIRECTORS

     Each Director who is not a Company employee receives an annual fee and $1,000 for each Board of Directors meeting (and committee meeting if not held on a date on which the entire Board holds a meeting) which the Director physically attends. The annual fee paid to Directors (other than Mr. Manoogian who is a Company employee) for 1996 was $44,000. Beginning in 1997, the Board of Directors proposes to change the compensation of non-employee Directors so that compensation is aligned more closely with the long-term interests of the Company's stockholders. Under the 1997 Non-Employee Directors Stock Plan, which is being presented to the stockholders for approval at the Annual Meeting, one-half of the current annual Directors' fee will be paid to non-employee Directors in restricted shares of Company Common Stock and each non-employee Director will receive annually options to purchase 5,000 shares of Company Common Stock at the then current market price. See "Proposal to Approve the 1997 Non-Employee Directors Stock Plan" for information regarding this Plan.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     Set forth below is information concerning beneficial ownership of the Company's securities as of March 31, 1997 by (i) all persons known by the Company to be the beneficial owners of five percent or more of either Company Common Stock or Company Preferred Stock, (ii) each of the nominees and current Directors, (iii) each of the named executive officers, and (iv) all current Directors and executive officers of the Company as a group. If the 1997 Non-Employee Directors Stock Plan is approved by stockholders, the non-employee Directors will also beneficially own shares of Company Common Stock conditionally awarded under that Plan. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                              SHARES OF          PERCENTAGE OF COMPANY
                                                         COMPANY COMMON STOCK        COMMON STOCK
                        NAME                              BENEFICIALLY OWNED      BENEFICIALLY OWNED
                        ----                             --------------------    ---------------------
Masco Corporation....................................          7,824,690                21.0%
  21001 Van Born Road
  Taylor, Michigan 48180
Richard A. Manoogian(1)(2)...........................          4,543,042                11.7%
Erwin H. Billig(2)...................................            229,980                    *
Peter A. Dow.........................................             22,350                    *
Roger T. Fridholm....................................              1,000                    *
Eugene A. Gargaro, Jr.(1)(3).........................            652,920                 1.7%
William K. Howenstein................................              1,000**                  *
John A. Morgan.......................................             24,000                    *
Lee M. Gardner(2)....................................            251,800                    *
Timothy Wadhams(2)...................................            178,289                    *
All eight current Directors and executive officers of
  the Company as a group (excluding subsidiary,
  divisional and group executives)(1)(2)(3)..........          5,313,815                13.6%

-------------------------
 *  Less than one percent.

**  Shares acquired after March 31, 1997.

(1) Includes 202,560 shares owned by a charitable foundation for which Messrs. Manoogian and Gargaro serve as directors, and 387,006 shares which could be acquired upon conversion of convertible securities owned by charitable foundations for which Messrs. Manoogian and Gargaro serve as directors. In addition, Messrs. Manoogian and Gargaro each may be deemed to be the beneficial owner of 200,000 shares of Company Preferred Stock (1.9 percent of the total issue outstanding) owned by one of the charitable foundations. The directors of the foundations share voting and investment power with respect to the securities owned by the foundations, but Messrs. Manoogian and Gargaro each disclaim beneficial ownership of such securities.

(2) Includes shares which may be acquired on or before May 30, 1997 upon exercise of stock options (120,000 shares for Mr. Billig, 113,430 shares for Mr. Gardner, 1,080,000 shares for Mr. Manoogian, 51,980 shares for Mr. Wadhams and 1,365,410 shares for all current Directors and executive officers of the Company as a group), as well as unvested restricted stock award shares held under the Company's restricted stock incentive plans (35,680 shares for Mr. Billig, 131,500 shares for Mr. Gardner, 69,260 shares for Mr. Manoogian, 71,920 shares for Mr. Wadhams and 308,360 shares for all current Directors and executive officers of the Company as a group). Holders exercise neither voting nor investment power over unexercised option shares and have sole voting but no investment power over unvested restricted shares.

(3) Includes 2,000 shares held by a charitable foundation for which Mr. Gargaro serves as a director, and 27,000 shares held by trusts for which Mr. Gargaro serves as a trustee and 4,354 shares which can be acquired upon conversion of convertible debt securities owned by such trusts. The directors of foundation and the trustees share voting and investment power with respect to the securities owned by such entities, but Mr. Gargaro disclaims beneficial ownership of such securities.

     Masco Corporation and Mr. Manoogian may each be deemed a controlling person of the Company by reason of their respective significant ownership of shares of the Company's securities and, in the case of Mr. Manoogian, his positions as a Director and an executive officer of the Company and the other matters described under "Certain Relationships and Related Transactions."

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     In order for the Company to enhance stockholder value through continued strong improvement in its financial performance, it is essential that the Company attract, retain and motivate the highest quality management team. The Company seeks talented individuals who have the ability to implement competitive business and value-creation strategies, product development, manufacturing technologies and marketing and service programs to generate long-term profit growth.

     The Company's compensation programs are designed to accomplish these objectives. The Compensation Committee has adopted a primarily subjective approach to compensation arrangements. The Compensation Committee identifies relevant factors to be considered, such as the need to be competitive in the market for executive talent and to provide incentives and rewards for individual and corporate performance. This is combined with a significant degree of flexibility that allows the exercise of judgment and discretion and reflects the Company's entrepreneurial operating environment and long-term performance orientation. Precise formulas, targets or goals are not utilized and specific weights are not assigned to the various factors. The use of stock-based incentive programs with extended vesting schedules reflects the emphasis on the goal of long-term enhancement of stockholder value. The Compensation Committee believes that these incentives are necessary in order to retain and motivate the talented, results-oriented individuals who are key to the Company's continued leadership and growth.

     Executive officers currently receive a combination of base salary, annual cash bonus and long-term (up to ten-year) incentives utilizing Company Common Stock. In making its decisions, the Compensation Committee uses a variety of resources, including published compensation surveys, as it considers information concerning current compensation practices within the Company's industries (including companies that are included in the Standard & Poor's Trucks & Parts Index). In addition, the Compensation Committee takes into account the compensation policies and practices of corporations in other industries which are similar to the Company in terms of revenues and market value, because the Committee believes that the Company competes with such companies for executive talent. Although the Committee reviews such information for general guidance, it does not specifically target compensation of the executive officers to compensation levels at other companies.

     Annual cash compensation consists of salary and bonus. Base salaries are usually determined annually. A range of increases is established by management for corporate office employees generally that reflects inflation, promotions and merit. The Compensation Committee then establishes a similar range for the executive officers. These salary ranges reflect changes observed in general compensation levels of salaried employees, and in particular, within the geographic area of the Company's corporate office and within the Company's industries. The Company's performance for the particular year and the Company's prospects are more significant factors in determining the range for year-end bonuses than in determining the salary range. In connection with the payment of bonuses, corporate performance goals are considered by the Committee in light of general economic conditions, and include items such as comparisons of year-to-year operating results, market share performance and the achievement of budget objectives and forecasts. However, the Committee does not identify specific goals that must be satisfied in order for bonuses to be paid. There can be variations from the established ranges for a variety of subjective factors such as an individual's contribution to the performance of the Company and its affiliates in addition to the competitive considerations noted above. In general, the potential cash bonus opportunity for executive officers has been up to fifty percent of base salary.

     Restricted stock awards and stock options granted under the 1991 Long Term Stock Incentive Plan (the "1991 Plan") are generally used as part of the Company's long-term incentive arrangements, which focus the recipient on long-term enhancement in stockholder value and help retain key employees. Factors reviewed by the Compensation Committee in determining whether to grant options and awards are generally the same factors considered in determining salaries and bonuses described above. In order to provide a strong incentive and reinforce the individual's commitment to the Company, there can be awards that are significant in size and potential value. The history of restricted stock awards and stock option grants previously granted to an executive is also a factor in determining new awards and grants. In general, the potential opportunity for annual restricted stock awards under the Company's restricted stock award program is up to thirty percent of base salary. In addition, supplemental restricted stock awards are granted periodically.

     The Company has historically purchased shares of Company Common Stock in the open market sufficient to cover all restricted stock awards in order to reflect consistent, non-variable expense related to these awards and to avoid any dilution resulting from these awards. This prepaid expense is fixed and amortized over the extended vesting period of the awards. Because the Company's tax deduction is based on the fair market value at the time the restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company Common Stock. The Company believes that the extended vesting of stock awards promotes retention, but also spreads compensation expense over a longer term, which generally results in a significant reduction in the Company's after-tax cost of the compensation. The Compensation Committee recognizes that the dollar value of these stock-based incentives can appreciate to substantial amounts as a result of the Company's extended vesting schedule, as compared to the shorter vesting schedules that distribute incentives in a shorter time period, which are used by many other companies.

     Restricted stock awards generally vest in ten percent annual installments over a period of ten years from the date of grant. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. The 1991 Plan provides, however, that all shares vest immediately upon death, permanent and total disability or the occurrence of certain events constituting a change in control of the Company. Each of the named executive officers received restricted stock awards in early 1996 in conjunction with awards made to other key corporate office employees based on the Company's financial performance during 1995.

     Stock option grants were made to named executive officers in 1996 as compensation intended to give Company leaders a direct interest in the market value of Company Common Stock. Original stock option grants made under the 1991 Plan generally vest in installments beginning in the third year and extending through the eighth year after grant and, unless otherwise provided, may be exercised until the earlier of ten years from the date of grant or, as to the number of shares then exercisable, the termination of the employment or consulting relationship of the participant. Stock option grants generally do not have a financial reporting expense associated with them since they are granted at fair market value, and in fact, raise additional equity for the Company. The difference between the exercise price and fair market value of the Company Common Stock on the date of exercise is, however, generally deductible by the Company for federal income tax purposes and thereby provides tax savings to the Company. The Compensation Committee permits Company Common Stock to be used in payment of federal, state and local withholding tax obligations attributable to the exercise of stock options. The 1991 Plan also permits the Compensation Committee to accept the surrender of an exercisable stock option and to authorize payment by the Company of an amount equal to the difference between the option exercise price of the stock and its then fair market value.

     Recipients of stock options are eligible to receive restoration options. A restoration option is granted when a participant exercises a stock option and pays the exercise price by delivering shares of Company Common Stock. The restoration option is granted equal to the number of shares delivered by the participant and does not increase the number of shares covered by the original stock option. The exercise price is 100 percent of the fair market value of Company Common Stock on the date the restoration option is granted so that the participant benefits only from subsequent increases in the Company's stock price. The Compensation Committee believes that restoration options help to align more closely the interests of executives with the long-term interests of stockholders and allow executives to maintain the level of their equity-based interest in the Company through a combination of direct stock ownership and stock options. No restoration options were granted to the named executive officers in 1996. The 1991 Plan also provides that, upon the occurrence of certain events constituting a change in control of the Company, all stock options previously granted immediately become fully exercisable, and all restricted stock awards immediately vest. Generally, if a participant incurs an excise tax under Section 4999 of the Internal Revenue Code in connection with a payment or distribution following a change in control, the 1991 Plan provides that the participant will receive additional payments to make the participant whole for such excise tax.

     In addition to the stock-based programs noted above, most Company salaried employees participate in defined contribution profit sharing retirement plans, which further link compensation to Company performance. Discretionary contributions are made into these plans based on the Company's performance. Historically, aggregate annual contributions to the profit sharing plans in which executive officers participate have ranged from approximately four percent to seven percent of participants' base salaries. See footnote(2) to the "Summary Compensation Table."

     The Compensation Committee has reviewed the regulations relating to Code
Section 162(m), which limits the deductibility of annual executive compensation in excess of $1,000,000 for each of the five highest paid executives. The Board has amended the 1991 Plan and is presenting that plan as amended to stockholders for approval so that future stock options granted under the 1991 Plan will continue to result in compensation fully deductible by the Company under the regulations. See "Proposal to Approve the Amendment of the 1991 Long Term Stock Incentive Plan." In addition, the Compensation Committee has approved the 1997 Annual Incentive Compensation Plan and is presenting that plan to stockholders for approval to structure determinations for cash bonuses to make them performance-based and therefore fully tax deductible. Historically, the compensation of the Company's named executive officers has not exceeded the $1,000,000 limit. The Compensation Committee continues to believe it is in the Company's interest to retain flexibility in its compensation programs, and although compensation may in some circumstances exceed the limitation of Section 162(m), the Compensation Committee believes any tax deduction lost on account of such excess compensation will be insignificant for the foreseeable future.

     Compensation decisions for 1996 for all executives, including Mr. Manoogian, the Chairman of the Board and Chief Executive Officer, are generally based on the criteria described above.

                                                Eugene A. Gargaro, Jr.

                                                Peter A. Dow

                                                John A. Morgan

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes the annual and long-term compensation of the Company's executive officers (collectively, the "named executive officers") for 1996, 1995 and 1994.

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                  ------------------------
                                          ANNUAL COMPENSATION     RESTRICTED    SECURITIES
                                          --------------------      STOCK       UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS      AWARDS(1)      OPTIONS      COMPENSATION(2)
 ---------------------------      ----     ------      -----      ----------    ----------    ---------------
Richard A. Manoogian              1996    $400,000    $188,000    $  653,000     140,000          $44,000
  Chairman of the Board           1995     400,000     170,000       118,000           0           53,000
  and Chief Executive             1994     400,000     200,000       122,000           0           32,000
  Officer(3)
Lee M. Gardner                    1996    $579,000    $273,000    $1,015,000     200,000          $73,000
  President and Chief             1995     568,000     242,000       163,000           0           79,000
  Operating Officer               1994     531,000     279,000       153,000       7,430(4)        61,000
Timothy Wadhams                   1996    $322,500    $152,000    $  580,000     120,000          $42,000
  Vice President --               1995     316,000     135,000        92,000           0           45,000
  Controller and Treasurer        1994     297,000     155,000        87,000       2,769(4)        34,000

-------------------------
(1) This column sets forth the dollar value, as of the date of grant, of restricted stock awarded under the Company's 1991 Long Term Stock Incentive Plan (the "1991 Plan"). Restricted stock awards granted to date vest over a period of ten years from the date of grant with ten percent of each award vesting annually. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. The following number of shares were awarded to the named executive officers in 1996: Mr. Manoogian -- 45,000 shares; Mr. Gardner -- 70,000 shares; and Mr. Wadhams -- 40,000 shares. As of December 31, 1996, the aggregate number and market value of unvested restricted shares of Company Common Stock (which are expensed by the Company over their remaining term) held by each of the named executive officers were: Mr. Manoogian -- 66,840 shares valued at $1,095,000; Mr. Gardner -- 128,370 shares valued at $2,102,000; and Mr.
    Wadhams -- 70,040 shares valued at $1,147,000. As of December 31, 1996, Mr. Manoogian also held restricted stock awards of Company Common Stock granted to him under a Masco Corporation plan, as to which there was no cost to the Company. Recipients of restricted stock awards have the right to receive dividends on unvested shares.

(2) This column includes (a) Company contributions and allocations under the Company's defined contribution retirement plans for 1996 for the accounts of each of the named executive officers other than Mr. Manoogian, who does not participate in these plans: (for 1996: Mr. Gardner -- $40,000; and Mr. Wadhams -- $22,000), and (b) cash payments made pursuant to certain tandem rights associated with the annual vesting of certain restricted stock awards granted in 1989 (in 1996: Mr. Manoogian -- $44,000, Mr. Gardner -- $33,000 and Mr. Wadhams -- $20,000). For further information regarding these rights, see "Certain Relationships and Related Transactions."

(3) Does not reflect the salary Mr. Manoogian received from TriMas Corporation as its Chairman of the Board ($100,000 for 1996) or salary and bonus from Masco Corporation as its Chairman of the Board and Chief Executive Officer.

(4) No original stock options were granted in 1994 or 1995. Options shown in 1994 consist solely of restoration options granted upon the exercise of previously held stock options. As described in more detail under "Executive Compensation Committee Report," a restoration option does not increase the number of shares covered by the original option or extend the term of the original option.

OPTION GRANT TABLE

     The following table sets forth information concerning options granted to the named executive officers in 1996.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                INDIVIDUAL GRANTS                                ANNUAL RATES
                           ------------------------------------------------------------         OF STOCK PRICE
                              NUMBER OF         % OF TOTAL                                     APPRECIATION FOR
                             SECURITIES       OPTIONS GRANTED                                   OPTION TERM(2)
                             UNDERLYING        TO EMPLOYEES      EXERCISE    EXPIRATION    ------------------------
         NAME              OPTIONS GRANTED        IN 1996         PRICE         DATE           5%           10%
         ----              ---------------    ---------------    --------    ----------        --           ---
Richard A. Manoogian...        140,000             10.22%         $14.50       8/21/06     $1,277,000    $3,235,000
Lee M. Gardner.........        200,000             14.60%         $14.50       8/21/06     $1,824,000    $4,622,000
Timothy Wadhams........        120,000              8.76%         $14 50       8/21/06     $1,094,000    $2,773,000

-------------------------

(1) All of the options shown in the table were granted under the 1991 Plan at the market price on the date of grant. For further information, see "Executive Compensation Committee Report."

(2) These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Company Common Stock holdings will depend on overall market conditions and the future performance of the Company and its Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during 1996 by each named executive officer and the value at December 31, 1996 of unexercised options held by such individuals under the Company's stock option plans. In general, options vest over a period of eight years from the date of grant and expire ten years from the date of grant, and generally, vesting is contingent on a continuing employment or consulting relationship with the Company. The value of unexercised options reflects the increase in market value of Company Common Stock from the date of grant through December 31, 1996 (the closing price of Company Common Stock on December 31, 1996 was $16 3/8 per share). The value actually realized upon future option exercises by the named executive officers will depend on the value of Company Common Stock at the time of exercise.

    AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                               SHARES                     UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                              ACQUIRED                    AT DECEMBER 31, 1996            AT DECEMBER 31, 1996
                                 ON        VALUE      ----------------------------    ----------------------------
            NAME              EXERCISE    REALIZED    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
            ----              --------    --------    -------------    -----------    -------------    -----------
Richard A. Manoogian........  320,000    $1,760,000      620,000        1,000,000      $5,183,000      $6,125,000
Lee M. Gardner..............       --            --      370,000          163,430      $2,019,000      $1,270,000
Timothy Wadhams.............       --            --      195,000           84,980      $1,116,000      $  704,000

PENSION PLANS

     The executive officers other than Mr. Manoogian participate in pension plans maintained by the Company for certain of its salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE(1)
                                      ------------------------------------------------------------------
         REMUNERATION(2)                 5         10          15          20          25          30
         ---------------              -------    -------    --------    --------    --------    --------
             $100,000                 $ 5,645    $11,290    $ 16,935    $ 22,580    $ 28,225    $ 33,870
             200,000                   11,290     22,580      33,870      45,161      56,451      67,741
             300,000                   16,935     33,870      50,806      67,741      84,676     101,611
             400,000                   22,580     45,161      67,741      90,321     112,902     135,482
             500,000                   28,225     56,451      84,676     112,902     141,127     169,352
             600,000                   33,870     67,741     101,611     135,482     169,352     203,223
             700,000                   39,516     79,031     118,547     158,062     197,578     237,093

-------------------------
(1) The plans provide for credit for employment with any of the Company, Masco Corporation, TriMas Corporation and their subsidiaries. Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a Masco Corporation or TriMas Corporation plan. The table does not depict Code limitations on tax-qualified plans because one of the plans is a non-qualified plan established by the Company to restore for certain salaried employees (including the named executive officers) benefits that are otherwise limited by the Code. Messrs. Gardner and Wadhams have approximately 10 years and 21 years of credited service, respectively.

(2) For purposes of determining benefits payable, remuneration is equal to the average of the highest five consecutive January 1 annual base salary rates paid by the Company prior to retirement.

     Under the Company's Supplemental Executive Retirement and Disability Plan, certain officers and other key executives of the Company, or any company in which the Company or a subsidiary owns at least 20 percent of the voting stock, may receive retirement benefits in addition to those provided under the Company's other retirement plans and supplemental disability benefits. Each participant is designated by the Chairman of the Board (and approved by the Compensation Committee) to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from the Company's other retirement plans and for most participants any retirement benefits payable by reason of employment by prior employers, equals 60 percent of the average of the participant's highest three years' cash compensation received from the Company (limited to base salary and regular year-end cash bonus). Participants are limited to an annual payment under this plan, which when combined with benefits under the Company's non-qualified plan, may not exceed a maximum, currently $386,890. A participant may also receive supplemental medical benefits. A participant who has been employed at least two years and becomes disabled prior to retirement will receive annually 60 percent of the participant's total annualized cash compensation in the year in which the participant becomes disabled, subject to certain limitations on the maximum payment and reduced by benefits payable pursuant to the Company's long-term disability insurance and similar plans. Upon a disabled participant's reaching age 65, such participant receives the annual cash benefits payable upon retirement, as determined above. A surviving spouse will receive reduced benefits upon the participant's death. Participants are required to agree that they will not engage in competitive activities for at least two years after termination of employment, and if employment terminates by reason of retirement or disability, during such longer period as benefits are received under this plan. The named executive officers other than Mr. Manoogian participate in this plan.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on Company Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard and Poor's Trucks & Parts Index ("S&P Trucks Index") for the period from January 1, 1992 through December 31, 1996. The graph assumes investments of $100 on December 31, 1991 in Company Common Stock, the S&P 500 Index and the S&P Trucks Index, and the reinvestment of dividends.

        MEASUREMENT PERIOD              MASCOTECH        S&P 500 INDEX    S&P TRUCKS INDEX
      (FISCAL YEAR COVERED)
1991                                          $100.00             100.00             100.00
1992                                          $242.11             107.61             133.65
1993                                          $585.11             118.39             165.73
1994                                          $276.13             119.99             142.79
1995                                          $233.83             164.92             153.48
1996                                          $356.43             202.69             190.94

     The table below sets forth the value, as of December 31 of each of the years indicated, of a $100 investment made on December 31, 1991 in each of Company Common Stock, the S&P 500 Index, and the S&P Trucks Index, and the reinvestment of dividends.

        MEASUREMENT PERIOD              MASCOTECH        S&P 500 INDEX    S&P TRUCKS INDEX
      (FISCAL YEAR COVERED)
1991                                          $100.00             100.00             100.00
1992                                          $242.11             107.61             133.65
1993                                          $585.11             118.39             165.73
1994                                          $276.13             119.99             142.79
1995                                          $233.83             164.92             153.48
1996                                          $356.43             202.69             190.94

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Dow, Gargaro and Morgan. From time to time Morgan Lewis Githens & Ahn, of which Mr. Morgan is a partner, performs investment banking and other related services for the Company and Masco Corporation. Mr. Gargaro, an executive officer of Masco Corporation, is the Secretary of the Company although he is not an employee. Mr. Gargaro is of counsel to Dykema Gossett PLLC, for certain matters on which he worked as a partner at the firm prior to his employment with Masco Corporation in October 1993. Dykema Gossett provides legal services to the Company from time to time. Mr. Gargaro receives no compensation from the firm. Richard A. Manoogian, an executive officer of the Company, is a director of Masco Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MASCO CORPORATION

     The Company became a publicly owned company in July 1984 as part of a restructuring of Masco Corporation, a manufacturer of home improvement and building products.

     In October 1996, the Company purchased from Masco Corporation 17 million shares of Company Common Stock and warrants to acquire 10 million shares of Company Common Stock, reducing Masco Corporation's equity ownership from approximately 45 percent to approximately 21 percent of the Company's outstanding Common Stock. The Company paid $115 million of the purchase price in cash at closing and the balance of $151,375,000, which bears interest at the rate of 6 5/8% per annum, is due by September 30, 1997. The balance of the purchase price is payable in cash or, at the Company's option and subject to obtaining any necessary approvals, in cash and publicly traded securities of Emco Limited held by the Company. Emco Limited is a Canadian manufacturer and distributor of home improvement and building products. The purchase price for the Company Common Stock and warrants was determined through arms-length negotiations by the Company's Board of Directors (with Messrs. Manoogian, Gargaro and Morgan abstaining) and with the assistance of the Company's outside legal counsel and investment bankers. As part of this transaction, Masco Corporation granted the Company a right of first refusal, which expires September 30, 2000, to purchase the remaining shares of Company Common Stock held by Masco Corporation.

     Concurrently with the purchase of securities from Masco Corporation, the Company also purchased one million shares of Company Common Stock from Richard
A. Manoogian, at the then current market price, for $13,625,000, of which $6 million was paid in cash at closing, with the balance, which bears interest at the rate of 6 5/8% per annum, due September 30, 1997. Mr. Manoogian is the Chairman and Chief Executive Officer of both the Company and Masco Corporation. As a result of the purchase of Mr. Manoogian's shares of Company Common Stock, his ownership interest in the Company remained at approximately the same percentage after giving effect to the purchase of shares from Masco Corporation.

     The Company is a party to certain agreements with Masco Corporation as described below, certain of which were amended in connection with the above-described purchase from Masco Corporation of Company Common Stock and warrants.

     MASCO CORPORATION CORPORATE SERVICES AGREEMENT

     Under a Corporate Services Agreement, Masco Corporation provides the Company and its subsidiaries with office space for its executive offices, use of Masco Corporation's data processing equipment and services, certain research and development services, corporate administrative staff and other support services in return for the Company's payment of an annual base service fee of .8 percent of its consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and confidential treatment of information which may arise from Masco Corporation's performance of research and development services on behalf of the Company. For 1996, approximately $7.1 million was paid to Masco Corporation under this agreement, which continues in effect until September 30, 1998 and thereafter will be renewed automatically for one-year periods, unless termination by either party upon at least 90 days notice before any October 1 renewal date.

     MASCO CORPORATION CORPORATE OPPORTUNITIES AGREEMENT

     The Company and Masco Corporation are parties to a Corporate Opportunities Agreement which addresses potential conflicts of interests with respect to future business opportunities. This agreement materially restricts the ability of either party to enter into acquisitions, joint ventures or similar transactions involving businesses in which the other party is engaged without the consent of the other party. It will continue in effect until September 30, 1998, and will thereafter automatically renew for one-year periods, unless terminated by either party at least 90 days before any October 1 renewal date.

     MASCO CORPORATION STOCK REPURCHASE AGREEMENT

     Under a Stock Repurchase Agreement, Masco Corporation has the right to sell to the Company, at a price based on fair market value, shares of Company Common Stock upon certain events that would result in Masco Corporation's ownership of Company Common Stock exceeding 49 percent of the Company's then outstanding shares. Such events include repurchases of Company Common Stock initiated by the Company or any of its subsidiaries and reacquisitions of Company Common Stock through forfeitures of shares previously awarded by the Company or Masco Corporation pursuant to their respective employee stock incentive plans. In each case the Company has control over the amount of Company Common Stock it would ultimately acquire, including shares subject to repurchase under the Stock Repurchase Agreement. These rights expire 30 days from the date notice of an event is given by the Company. Masco Corporation has advised the Company that it intends to exercise such right whenever necessary, to prevent its ownership from exceeding 49 percent of the Company Common Stock then outstanding; however, in view of Masco Corporation's current level of ownership of Company Common Stock, the Company does not anticipate that this agreement will ever be operative.

     MASCO CORPORATION ASSUMPTION AND INDEMNIFICATION AGREEMENT

     Under an Assumption and Indemnification Agreement, the Company assumed, and agreed to indemnify Masco Corporation against, all of the liabilities and obligations of the businesses transferred to it in Masco Corporation's 1984 restructuring, including claims and litigation resulting from events or circumstances that occurred or existed prior to the transfer, but excluding specified liabilities, including those related to certain of Masco Corporation's stock option, restricted stock and pension plans.

     MASCOTECH SECURITIES PURCHASE AGREEMENT

     Under a Securities Purchase Agreement, the Company and Masco Corporation agreed that Masco Corporation will purchase from the Company at the Company's option up to $200 million of subordinated debentures and, in connection therewith, the Company pays an annual commitment fee to Masco Corporation of $250,000. This commitment was extended to March 31, 2002 in connection with the Company's 1996 purchase from Masco Corporation of Company Common Stock and warrants. The Company has also agreed to file registration statements under the federal securities laws to enable Masco Corporation from time to time to publicly dispose of securities of the Company held by Masco Corporation.

     MASCO CAPITAL CORPORATION

     In 1988 the Company and Masco Corporation jointly established Masco Capital Corporation to seek business and other investment opportunities of mutual interest that for various reasons were viewed as more appropriately undertaken on a joint basis rather than individually. In December 1991, the Company sold its 50 percent ownership interest in Masco Capital to Masco Corporation for approximately $49.5 million and may receive additional payments based upon any aggregate net increase in the value of Masco Capital's remaining investments.

TRIMAS CORPORATION

     Effective October 1, 1988, the Company transferred to TriMas Corporation various businesses and cash in exchange for common stock and other securities of TriMas. In a related transaction, Masco Corporation, which prior to such transfer had an equity ownership interest in TriMas, purchased additional TriMas common stock for cash. As part of these transactions, the three companies entered into certain agreements described below. As of March 31, 1997 the Company and Masco Corporation owned 36.8 percent and 3.8 percent, respectively, of the outstanding TriMas common stock.

     TRIMAS CORPORATE SERVICES AGREEMENT

     Under a Corporate Services Agreement, Masco Corporation provides TriMas and its subsidiaries with use of Masco Corporation's data processing equipment and services, certain research and development services, corporate administrative staff and other support services, in return for TriMas' payment of an annual base service fee of .8 percent of TriMas' consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and the confidential treatment of certain information which may arise from Masco Corporation's performance of research and development services on behalf of TriMas. For 1996, $3.3 million was paid to Masco Corporation under this agreement, which is terminable by TriMas at any time upon at least 90 days notice and by Masco Corporation at the end of any calendar year upon at least 180 days notice.

     TRIMAS CORPORATE OPPORTUNITIES AGREEMENT

     The Company, Masco Corporation and TriMas are parties to a Corporate Opportunities Agreement which addresses potential conflicts of interest with respect to future business opportunities. It materially restricts TriMas' ability to enter into businesses in which either the Company or Masco Corporation is engaged without the consent of the Company or Masco Corporation. This agreement will continue in effect until at least two years after the termination of the TriMas Corporate Services Agreement and thereafter will be renewed automatically for one-year periods, unless terminated by any party at least 90 days prior to any such scheduled renewal date.

     TRIMAS STOCK REPURCHASE AGREEMENT

     Under a Stock Repurchase Agreement, which expires in December 1998, the Company and Masco Corporation have the right to sell to TriMas, at approximate fair market value, shares of TriMas common stock following the occurrence of certain events that would result in an increase in their respective ownership percentage of the then outstanding shares of TriMas common stock. Such events include repurchases of TriMas common stock initiated by TriMas or any of its subsidiaries and reacquisitions of TriMas common stock through forfeitures of shares previously awarded by TriMas pursuant to its employee stock incentive plans. In each case TriMas has control over the amount of TriMas common stock it would ultimately acquire, including shares subject to repurchase under the Stock Repurchase Agreement. These rights expire 30 days from the date notice of an event is given by TriMas. Neither the Company nor Masco Corporation has ever exercised its right to sell TriMas Common Stock to TriMas. The Company and Masco Corporation have advised TriMas that they intend to exercise their respective rights whenever necessary to prevent their ownership of TriMas common stock from equaling or exceeding 50 percent and 20 percent, respectively, of the TriMas common stock then outstanding or if the Company or Masco Corporation then determines such action to be in its respective best interest.

     TRIMAS ASSUMPTION AND INDEMNIFICATION AGREEMENT

     Under an Assumption and Indemnification Agreement, TriMas assumed, and agreed to indemnify the Company against, all of the liabilities and obligations of the businesses acquired by TriMas from the Company, including claims and litigation resulting from events which occurred prior to October 1, 1988, but excluding certain income tax and other specified liabilities.

     In 1993, as part of its plan to dispose of its energy related businesses, the Company sold Lamons Metal Gasket Co. to TriMas for a purchase price of $60 million plus additional future payments contingent upon the level of profitability of Lamons. The Company expects to receive a contingent payment from TriMas during 1997. As part of the transaction, the Company agreed to indemnify TriMas against certain liabilities of the acquired business.

     TriMas acquired several businesses from Masco Corporation in early 1990, and as part of the transaction, Masco Corporation agreed to indemnify TriMas against certain liabilities of the acquired businesses.

     Subject to certain conditions, and upon the request of the Company or Masco Corporation, TriMas has agreed to file registration statements under the federal securities laws to permit the sale in public offerings of TriMas common stock held by the Company and Masco Corporation. In addition, the Company and Masco Corporation entered into arrangements with TriMas pursuant to which TriMas has registered shares of TriMas common stock held by certain executives of the Company and Masco Corporation, including Richard A. Manoogian, under incentive programs established by such companies. TriMas provides indemnification against certain liabilities arising from such transactions.

OTHER RELATED PARTY TRANSACTIONS

     MascoTech GmbH, a German subsidiary of the Company, and Masco GmbH, a German subsidiary of Masco Corporation, have from time to time advanced excess funds held in such foreign country to one another to be used for working capital. The parties negotiate a fluctuating rate of interest for these loans. The largest amount outstanding payable to MascoTech GmbH during 1996 was approximately $864,000.

     Sales of products and services and other transactions occur from time to time among the Company, Masco Corporation and TriMas. As a result of such transactions in 1996, the Company paid approximately $41,000 to Masco Corporation and approximately $4 million to TriMas, and received approximately $17.3 million from Masco Corporation and approximately $.4 million from TriMas. In addition, Masco Corporation paid approximately $1 million to TriMas as a result of transactions in 1996. The Company also participates with Masco Corporation and TriMas in a number of national purchasing programs which enable each of them to obtain favorable terms from certain of their service and product suppliers.

     In 1989 the Company made long-term restricted stock awards to a number of key Company employees that were combined with tandem rights to phantom TriMas shares. The value of a phantom TriMas share is deemed to be equal to the value of a share of TriMas common stock. At the time of the grant, the aggregate value of the shares of Company Common Stock awarded to each participant was equal to the aggregate value of the alternative phantom TriMas shares that were awarded. The phantom TriMas shares vest on the same schedule as the shares of Company Common Stock. On each vesting date the participant receives the benefit of the then current value of the vesting shares of Company Common Stock or the then current value of the vesting phantom TriMas shares, whichever is greater. If the value of the vesting phantom TriMas shares is greater, the participant receives the vesting shares of Company Common Stock and the excess is paid in cash. If the value of the vesting phantom TriMas shares is less, the participant receives only the vesting shares of Company Common Stock.

     The Company pays Erwin H. Billig, the Company's Vice Chairman of the Board and former President and Chief Operating Officer, $15,000 per month for consulting and advisory services.

     Ownership of securities and various other relationships and incentive arrangements may result in conflicts of interest in the Company's dealings with Masco Corporation, TriMas and others. The Masco Corporation and TriMas Corporate Opportunities Agreements and other aspects of the relationships among the three companies may affect their ability to make acquisitions and develop new businesses under certain circumstances, although the Company does not believe it has experienced any such effect to date. Three persons affiliated with Masco Corporation are currently members of both the Company's Board of Directors and TriMas' Board of Directors. Persons affiliated with the Company constitute one-half of the Board of Directors of TriMas. Mr. Manoogian, the Company's Chairman of the Board and Chief Executive Officer, is also the Chairman of the Board and Chief Executive Officer of Masco Corporation, Chairman of the Board of TriMas and a significant stockholder of all three companies. Mr. Morgan, who is a Director of the Company, is also a director of Masco Corporation and TriMas. Mr. Gargaro, a director and the Secretary of the Company, is also an executive officer and the Secretary of Masco Corporation and a director and the Secretary of TriMas. Certain Directors, officers and other key employees of the Company receive benefits based upon the value of the common stock of the Company, Masco Corporation and TriMas under certain Company and Masco Corporation incentive compensation programs. See "Compensation of Executive Officers." Because of these relationships, an independent committee of the Company's Board of Directors reviews its significant transactions with affiliated companies.

     The following table sets forth the number of shares of Masco Corporation and TriMas Corporation common stock beneficially owned as of March 31, 1997 by the nominees, the current Directors and named executive officers and the current Directors and executive officers of the Company as a group. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                                  SHARES OF            SHARES OF
                                                               COMMON STOCK OF      COMMON STOCK OF
                                                              MASCO CORPORATION    TRIMAS CORPORATION
                          NAME(1)                             BENEFICIALLY OWNED   BENEFICIALLY OWNED
                          -------                             ------------------   ------------------
Erwin H. Billig.............................................           2,800              15,000
Peter A. Dow................................................           5,500               7,000
Roger T. Fridholm...........................................               0                   0
Lee M. Gardner..............................................             400                   0
Eugene A. Gargaro, Jr.(2)(3)................................       2,453,118             101,876
William K. Howenstein.......................................               0                   0
Richard A. Manoogian(2)(3)..................................       5,567,188           1,801,852
John A. Morgan..............................................           1,600               8,000
Timothy Wadhams.............................................           9,000              45,848
All eight current Directors and executive officers of the
  Company as a group (excluding subsidiary, divisional and
  group executives)(2)(3)...................................       5,699,406           1,946,568

-------------------------
(1) The only nominee, current Director or executive officer of the Company who beneficially own one percent or more of Masco Corporation or TriMas common stock are Mr. Manoogian, who beneficially owns 3.4 percent of Masco Corporation common stock and 4.4 percent of TriMas common stock, and Mr. Gargaro, who beneficially owns 1.5 percent of Masco Corporation common stock. Current Directors and executive officers of the Company as a group beneficially own 3.5 percent of Masco Corporation common stock and 4.7 percent of TriMas common stock.

(2) Includes 2,340,200 shares of Masco Corporation common stock and 33,008 shares of TriMas common stock owned by charitable foundations for which Messrs. Manoogian and Gargaro serve as directors. Shares beneficially owned by Mr. Manoogian and by all current Directors and executive officers of the Company as a group include in each case 1,044,500 shares of Masco Corporation common stock owned by a trust for which Mr. Manoogian serves as a trustee. Shares beneficially owned by Mr. Gargaro and by all current Directors and executive officers of the Company as a group include in each case 28,448 shares of Masco Corporation common stock and 7,184 shares of TriMas common stock owned by a charitable foundation for which Mr. Gargaro serves as a director and 25,530 shares of Masco Corporation common stock and 11,684 shares of TriMas common stock held by trusts for which Mr. Gargaro serves as a trustee. The directors of the foundations and the trustees share voting and investment power with respect to the Masco Corporation common stock and the TriMas common stock owned by the foundations and trusts, but Messrs. Manoogian and Gargaro each disclaim beneficial ownership of such shares.

(3) Ownership of Masco Corporation common stock includes shares which may be acquired on or before May 30, 1997 upon exercise of stock options (1,097,740 shares for Mr. Manoogian, 18,000 shares for

    Mr. Gargaro and 1,115,740 shares for all current Directors and executive officers of the Company as a group) and unvested restricted stock award shares of Masco Corporation common stock issued under Masco Corporation's restricted stock incentive plan (33,633 shares for Mr. Gargaro, 97,518 shares for Mr. Manoogian and 131,151 shares for all current Directors and executive officers of the Company as a group). Holders exercise neither voting nor investment power over unexercised option shares and have voting but no investment power over unvested restricted shares.

     Mr. Manoogian may be deemed to be a controlling person of Masco Corporation by reason of his significant ownership of Masco Corporation common stock and his position as a director and executive officer of Masco Corporation. Mr. Manoogian, Masco Corporation and the Company each may be deemed a controlling person of TriMas by reason of their respective ownership of TriMas common stock, Mr. Manoogian's position as a director and an executive officer of TriMas, and Masco Corporation's ownership of Company Common Stock.

         PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

     The Board of Directors has adopted and is presenting for stockholder approval the MascoTech, Inc. 1997 Non-Employee Directors Stock Plan (the "Directors Stock Plan"). Under the Directors Stock Plan, non-employee Directors' compensation will be paid in part in Company Common Stock and in part in cash, instead of 100 percent in cash. The Board has adopted this plan as a key component of an overall Company compensation strategy which will more closely align the compensation of Directors, officers and other key employees with the long-term enhancement of stockholder value. In addition, by offering non-employee Directors the opportunity to participate in the future growth of the Company as stockholders, the Board believes the plan will enhance the Company's ability to attract, motivate and retain Directors of exceptional ability. A summary of the plan is set forth below and is qualified in its entirety by reference to the full text of the Directors Stock Plan, which is attached to this Proxy Statement as Annex A.

GENERAL INFORMATION

     If it is approved by stockholders, the Directors Stock Plan will replace one-half of the cash compensation paid to each non-employee Director with an award of restricted shares of Company Common Stock. Currently, non-employee Directors are paid annual cash compensation of $44,000. Under the plan, one-half of the cash compensation for a five-year period beginning in 1997 will be replaced with 5,790 restricted shares of Company Common Stock. Each award will vest in 20 percent annual installments (1,158 shares) on January 1 of each of the five years following the year of award. These shares had a value of approximately $110,000 based on the $19 closing price of the Company Common Stock on February 14, 1997, the last trading date before the date of grant, and accordingly, assuming a $19 share price, shares received on each vesting date would be equivalent to the $22,000 of cash compensation not being received. Since the number of shares is fixed at the beginning of the five-year period, the entire value of five-year, non-cash compensation is at risk, and non-employee Directors may ultimately receive Company Common Stock having a value more or less than the annual cash payment of $22,000 that they would have otherwise received.

     If the plan is approved and assuming Mr. Howenstein is elected to the Board at the 1997 Annual Meeting, he will receive an award as of the date of the Annual Meeting based on the closing price of Company Common Stock on that date. Assuming the election of all nominees for Director at the Annual Meeting, there will be five non-employee Directors. Any new non-employee Director elected or appointed to the Board in the future will receive an award of restricted shares as set forth above, with the number of shares awarded based on the closing price of Company Common Stock on the date of grant. The amount of restricted stock awarded to a non-employee Director who begins service other than at January 1 will be prorated to reflect the partial year of service during the Director's initial term.

     The non-employee Directors will be entitled to vote and receive dividends on the unvested shares of restricted stock, but cannot transfer them. All shares of restricted stock not yet vested are forfeited upon termination of a non-employee Director's service as such, except that if termination is due to death or permanent and total disability, all restrictions lapse immediately. Upon full vesting of an award, the plan permits a new award to be granted for the subsequent five-year period, calculated in a similar manner;

provided, however, the Board may adjust the amount of compensation then to be paid in the form of shares of Company Common Stock and the terms of any such award. If the plan is not approved, the conditionally granted awards will be canceled, no other awards will be made under the plan and the non-employee Directors' cash compensation will be restored to its previous level.

     To further align Director compensation with the enhancement of stockholder value and subject to stockholder approval, the Directors Stock Plan also provides for the grant of a non-qualified option to purchase 5,000 shares of Company Common Stock to each person who is a non-employee Director on the date of the 1997 Annual Meeting. These options will have an exercise price equal to the closing price of Company Common Stock on the date of grant. Thereafter, each person who is then serving as a non-employee Director or who becomes a non-employee Director on the date of any subsequent annual stockholders meeting and whose service on the Board will continue after that date will be granted an option to purchase 5,000 shares of Company Common Stock at the then current market price. The term of each option is ten years from the date of grant, except that options may be exercised for only a limited period of time following termination of a non-employee Director's service as a non-employee Director. Each option will become exercisable with respect to 20 percent of the underlying shares on each of the first five anniversaries of the grant date.

     The maximum number of shares of Company Common Stock available under the Directors Stock Plan is 500,000. Shares subject to awards that are forfeited or terminated will again be available for awards, as will shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of an option. Shares to be delivered under the plan will be made available from newly issued shares or shares reacquired by the Company. In the event of a merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting shares of Company Common Stock, the number of shares which may be issued under the plan and the number of shares subject to any outstanding awards will be adjusted to avoid the enhancement or diminution of the benefits intended to be provided under the plan.

     The Directors Stock Plan will be administered by the Board of Directors. The Board has the authority to interpret the plan, to establish, amend and rescind any rules and regulations relating to the plan and to make all other determinations for the administration of the plan. The determinations of the Board in the administration of the plan, as described herein, will be final and conclusive. The Secretary of the Company will be authorized to take such ministerial actions as may be necessary to effectuate the intent of the plan.

     The Board may amend, suspend or discontinue the Directors Stock Plan as it considers advisable or to conform to any change in any law or regulation applicable thereto. Without the approval of stockholders, however, the Board may not modify the class of individuals who constitute non-employee Directors or increase the total number of shares available under the plan.

     The following summarizes the awards to be received by non-employee Directors as a group for 1997 under the Directors Stock Plan:

                               NEW PLAN BENEFITS
                     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

                                                                   AGGREGATE           AGGREGATE
       NON-EMPLOYEE DIRECTOR GROUP (FIVE INDIVIDUALS)             DOLLAR VALUE      NUMBER OF SHARES
       ----------------------------------------------             ------------      ----------------
Five-year restricted awards.................................        $544,500(1)          28,194(2)
Options.....................................................              --             25,000

-------------------------
(1) Represents the amount of cash compensation for five years to be replaced by awards of restricted stock equivalent in value on the date of grant. The annual cash compensation to be replaced by the award would be $22,000 for each non-employee Director, prorated to reflect the partial year of service for Mr. Howenstein, a nominee for Director at the 1997 Annual Meeting.

(2) Calculated using the closing price of Company Common Stock on February 14, 1997, the last trading date before the date of grant, for the awards granted as of February 17, 1997 and the closing price of Company Common Stock on April 15, 1997 for the awards to be granted as of the date of the 1997 Annual Meeting.

     On April 15, 1997, the closing price per share of Company Common Stock on the New York Stock Exchange Composite Tape was $20 3/4. If the plan is not approved, the conditionally granted awards will be canceled, no further awards will be made under the plan and the Board will consider other alternatives.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     For information concerning the federal income tax consequences of the issuance and exercise of stock options, see "Proposal to Approve the Amendment of the 1991 Long Term Stock Incentive Plan -- Federal Income Tax Consequences."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN.

        PROPOSAL TO APPROVE THE 1997 ANNUAL INCENTIVE COMPENSATION PLAN

     The Board of Directors has adopted and is presenting for stockholder approval the MascoTech, Inc. 1997 Annual Incentive Compensation Plan (the "1997 Cash Incentive Plan"). The 1997 Cash Incentive Plan is being submitted for stockholder approval in order to comply with the requirements of Section 162(m) of the Code. In general, Section 162(m) disallows deductions for compensation in excess of $1 million paid to any of the five most highly compensated executives of a public corporation, unless the compensation is based on performance criteria. Historically, the compensation of the Company's named executive officers has not exceeded the $1 million limit, but in the event that this may occur in the future, bonuses will be paid in accordance with the provisions of the 1997 Cash Incentive Plan and will therefore be deductible compensation. The following summary is qualified in its entirety by reference to the full text of the 1997 Cash Incentive Plan, which is attached to this Proxy Statement as Annex B.

     Under the 1997 Cash Incentive Plan, during the first quarter of each year the Compensation Committee of the Board of Directors will establish in writing for that year one or more performance criteria, consisting of net income, earnings per share, cash flow, revenues, return on assets or total shareholder return. The Compensation Committee will designate the participants and grant each such participant a performance incentive award. Eligibility under the plan is limited to the executive officers of the Company. After the Company's financial results for the year have been determined, the Committee will certify the attainment of the performance criteria and will calculate the possible payout of awards. The Compensation Committee has the power and authority to reduce or eliminate (but not to increase) for any reason the amount that would otherwise be payable to a participant based on the performance criteria and the Company's financial performance for the year. In no event shall an award exceed $2 million.

     The Compensation Committee has established performance criteria for 1997 based on the Company's net income and has granted an award to Mr. Gardner under the plan, conditioned upon stockholder approval. If approved by stockholders, the plan will be effective beginning January 1, 1997 for a period of five years unless sooner terminated by the Compensation Committee. For 1997, the Compensation Committee has established performance criteria based on the Company's net income. If the plan is not approved, the conditional award will be canceled, no further awards will be made under the plan and the Compensation Committee will consider other alternatives.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 ANNUAL INCENTIVE COMPENSATION PLAN.

                    PROPOSAL TO APPROVE THE AMENDMENT OF THE
                      1991 LONG TERM STOCK INCENTIVE PLAN

     Subject to stockholder approval, the Board of Directors has amended the MascoTech, Inc. 1991 Long Term Stock Incentive Plan (the "1991 Plan"). The 1991 Plan is a key part of the Company's overall compensation strategy of aligning compensation programs with long-term enhancement of stockholder value objectives and requiring executives and key employees to remain at risk by maintaining an investment in Company Common Stock. The 1991 Plan is designed to encourage selected employees of and consultants to the Company and its affiliates to acquire a proprietary interest in the Company's growth and performance in order to provide increased incentive for such individuals to contribute to the Company's future success and prosperity. The Board believes that the 1991 Plan has enhanced the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom the Company's sustained progress, growth and profitability depend, thus enhancing the value of the Company for the benefit of its stockholders.

     As noted in the Executive Compensation Committee Report, stock options and restricted stock awards granted under the 1991 Plan and prior plans are an established part of Company compensation arrangements. The amendment to the 1991 Plan that is being proposed for stockholder approval limits the number of shares upon which options and stock appreciation rights can be granted to any participant in any calendar year. Stockholder approval of this amendment is required under Code Section 162(m) in order for the Company to claim income tax deductions relating to future grants of stock options and stock appreciation rights. Certain other amendments were made to the 1991 Plan relating to recent changes in Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, because the Company has not issued discounted stock options under the 1991 Plan nor repriced any options issued under the 1991 Plan, and does not intend to do so in the future, certain amendments have been made to the 1991 Plan to prohibit the issuing of discounted options and the repricing of options issued under the plan. The following summary is qualified in its entirety by reference to the full text of the 1991 Plan as amended, which is attached to this Proxy Statement as Annex C.

GENERAL INFORMATION

     Employees of and consultants to the Company and its affiliates are eligible to receive awards under the 1991 Plan. An affiliate is any entity in which the Company has a 20 percent or greater equity interest and any other entity in which the Committee administering the 1991 Plan determines the Company has a significant equity interest.

     The 1991 Plan permits granting awards of: (1) stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code and restoration options described below, (2) stock appreciation rights ("SARs"), (3) restricted stock and restricted stock units, (4) performance awards, (5) dividend equivalents and (6) other awards valued in whole or in part by reference to or otherwise based on Company Common Stock ("other stock-based awards"). The 1991 Plan is administered by a Committee composed of at least two of the Company's Directors, each of whom must be a "non-employee director" as such term is defined in Rule 16b-3 under the Exchange Act. The Committee has the authority to establish rules for the administration of the 1991 Plan; to select the employees and consultants to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. Determinations and interpretations of the Committee will be binding on all parties. The Committee may delegate to one or more Directors who may be participants in the 1991 Plan the authority to grant awards under the Plan.

     The Board may amend, alter or discontinue the 1991 Plan at any time. No amendment may impair the rights of any outstanding award holder without such holder's consent.

     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee shall determine. The 1991 Plan as amended provides that no participant may receive stock options or SARs in any calendar year that relate to more than 1,000,000 shares of Company Common Stock; provided, however, that such number may be increased with respect to any participant by any shares available for grant to such participant in any prior years that were not granted in such prior years beginning on or after January 1, 1997. Any shares of stock deliverable under the 1991 Plan may consist in whole or in part of authorized and unissued shares or treasury shares. Subject to certain limited exceptions and the authority of the Committee to determine otherwise, awards under the 1991 Plan may not be transferred. The 1991 Plan provides that immediately upon certain events constituting a change in control of the Company the vesting of all rights of participants accelerates and all restrictions on all awards under the 1991 Plan terminate.

     The Committee establishes the purchase price per share for options (not less than the fair market value of a share of Company Common Stock on the date of grant), the term of options, the time at which they may be exercised and such other terms as the Committee deems appropriate. Unless the Committee determines otherwise, payment of the purchase price in full in cash or in shares of Company Common Stock or any combination thereof, at the option of the participant, is required upon option exercise, and options may be exercised for only a limited period of time following termination of the employment or consulting relationship (up to one year in the event of death). If the exercise price of an option granted under the 1991 Plan or of any other option is paid in Company Common Stock, the Committee may grant the exercising optionee a restoration option covering a number of shares equal to the number of shares delivered upon such exercise.

     The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine in the case of any SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant date price of the SAR.

     A restricted stock award may provide the recipient with all of the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends. Restricted stock and restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions lapse. In general, unless the Committee determines otherwise, all shares of restricted stock are forfeited upon termination of the employment or consulting relationship during the restricted period, except that if termination is due to death or permanent and total disability, all restrictions lapse immediately and if termination of employment is due to retirement, the restrictions continue to lapse in the same manner as though employment had not terminated.

     Performance awards will provide the holder with rights valued as determined by the Committee and payable to, or exercisable by, the holder, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee establishes. Dividend equivalents will entitle the holder to receive payments equivalent to dividends or interest with respect to a specified number of shares. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

     There were approximately 6,400,000 shares of Company Common Stock initially available for issuance under the 1991 Plan (including shares carried forward from prior plans), of which approximately 5,800,000 remain available for issuance under the 1991 Plan. An additional 6,000,000 reacquired shares can be added to the authorized shares available for awards under the 1991 Plan. For this purpose, reacquired shares consist of shares reacquired by the Company in full or partial payment for the exercise price of an option granted under the 1991 Plan or any other employee stock plan of the Company, and shares reacquired in open market transactions or otherwise in connection with the 1991 Plan or any award thereunder or any other employee stock option or restricted stock issued by the Company. Also, shares covered by an award under the 1991 Plan which are forfeited or shares covered by an award which is terminated may be included in the additional shares under the 1991 Plan. Since 1991, the Company has reacquired in connection with the activities described above approximately 3,500,000 shares. For purposes of the approval of the 1991 Plan as amended, these reacquired shares are not being applied to reduce the number of reacquired shares which can be added back to the shares authorized under the 1991 Plan for future awards. Thus, if the 1991 Plan as amended is approved by stockholders, a maximum of 6,000,000 reacquired shares will be available for awards issuable under the 1991 Plan.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase. or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Committee may in such manner as it deems equitable, adjust (1) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (2) outstanding awards, including without limitation the number and type of shares (or other securities or property) subject thereto, and (3) the grant, purchase or exercise price with respect to any award, and may make provision for a cash payment to the holder of an outstanding award. The Committee is authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

     The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1991 Plan or in any award in the manner and to the extent it shall deem desirable to effectuate 1991 Plan. Nothing contained in the 1991 Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

     The benefits or amounts that will be received or allocated in the future under the 1991 Plan as amended have not yet been determined. The benefits received under the 1991 Plan by the named executive officers are set forth in the Summary Compensation Table. The table below sets forth the awards received by the Company's executive officers as a group and by other employees (including officers who are not executive officers) of the Company as a group under the 1991 Plan during 1996.

                                                                STOCK AWARDS*              STOCK OPTIONS**
                                                       --------------------------------    ---------------
                                                       DOLLAR VALUE    NUMBER OF SHARES
                                                       ------------    ----------------
Executive Officer Group............................     $2,248,000         155,000             460,000
Non-Executive Officer Employee Group...............     $6,280,000         454,410             910,000

-------------------------

 * Table includes number of shares granted and the dollar value of the grant on the date of grant. See "Summary Compensation Table" for further information.

** See "Option Grant Table" for further information.

     On April 15, 1997, the closing price of Company Common Stock on the New York Stock Exchange Composite Tape was $20 3/4 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1991 Plan. The grant of a stock option or SAR will generally create no immediate tax consequences for the recipient or the Company or an affiliate employing such individual. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and the employer will then be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and that amount is also deductible by the employer.

     The tax consequence to an optionee of a disposition of shares acquired through the exercise of an SAR or a stock option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising an SAR or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option, except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     With respect to awards granted under the 1991 Plan that are settled in cash or in shares or other property that is either transferable or not subject to substantial risk of forfeiture, the holder must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount paid, if any, for such shares or other property by the holder, and the employer will then be entitled to a deduction for the same amount.

     IF THE AMENDMENT TO THE 1991 PLAN IS NOT APPROVED BY STOCKHOLDERS, THE 1991 PLAN WILL REMAIN IN EFFECT WITHOUT THE LIMITATION ADDED BY THE PROPOSED AMENDMENT.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 1991 LONG TERM STOCK INCENTIVE PLAN.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the independent public accounting firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to audit the Company's financial statements for the year 1997, and believes it appropriate to submit its choice for ratification by stockholders.

     Coopers & Lybrand has acted as the Company's independent certified public accounting firm since the Company's formation in 1984. During such time, it has performed services of an accounting and auditing nature for the Company as well as for Masco Corporation and TriMas. Representatives of Coopers & Lybrand are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

     If the selection is not ratified, the Board will consider selecting another public accounting firm as the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1997.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company at its address stated above by December 30, 1997, to be considered for inclusion in the Company's Proxy Statement and Proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          EUGENE A. GARGARO, JR.
                                          EUGENE A. GARGARO, JR.
                                          Secretary

Taylor, Michigan
April 25, 1997

                                                                         ANNEX A

                                MASCOTECH, INC.
                     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

SECTION 1. PURPOSE

     The purpose of this Plan is to ensure that the non-employee Directors of MascoTech, Inc. (the "Company") have an equity interest in the Company and thereby have a direct and long term interest in the growth and prosperity of the Company by payment of part of their compensation in the form of common stock of the Company.

SECTION 2. ADMINISTRATION OF THE PLAN

     This Plan will be administered by the Company's Board of Directors (the "Board"). The Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the terms and provisions of this Plan shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

SECTION 3. ELIGIBILITY

     Participation will be limited to individuals who are Eligible Directors, as hereinafter defined. Eligible Director shall mean any Director of the Company who is not an employee of the Company and who receives a fee for service as a Director.

SECTION 4. SHARES SUBJECT TO THE PLAN

     (a) Subject to the adjustments set forth below, the aggregate number of shares of Company Common Stock, par value $1.00 per share ("Shares"), which may be the subject of awards issued under the Plan shall be 500,000.

     (b) Any Shares to be delivered under the Plan shall be made available from newly issued Shares or from Shares reacquired by the Company, including Shares purchased in the open market.

     (c) To the extent a Stock Option award, as hereinafter defined, terminates without having been exercised, or an award of Restricted Stock, as hereinafter defined, is forfeited, the Shares subject to such Stock Option or Restricted Stock award shall again be available for distribution in connection with future awards under the Plan. Shares equal in number to the Shares surrendered to the Company in payment of the option exercise price or withholding taxes (if any) relating to or arising in connection with any Restricted Stock or Stock Option hereunder shall be added to the number of Shares then available for future awards under clause (a) above.

     (d) In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, or other change in corporate structure affecting the Shares, the aggregate number of Shares which may be issued under the Plan, the number of Shares subject to Stock Options to be granted under Section 6(a) hereof and the number of Shares subject to any outstanding award of Restricted Stock or unexercised Stock Option shall be adjusted to avoid enhancement or diminution of the benefits intended to be made available hereunder.

SECTION 5. DIRECTOR STOCK COMPENSATION

     (a) The compensation of each Eligible Director for the five year period beginning January 1, 1997 shall be payable in part with an award of Restricted Stock determined as set forth below, and in part in cash. Compensation for this purpose means annual retainer fees but does not include supplemental retainer fees for committee positions or fees for attendance at meetings, which shall be paid in cash. The portion of compensation payable in Restricted Stock during the five year period shall be equal to one-half of the annual compensation paid to Eligible Directors in the year immediately prior to the award multiplied by five, and the balance of compensation, unless otherwise determined by the Board, shall be payable in cash. Each award of Restricted Stock shall vest in twenty percent annual installments (disregarding fractional shares) on January 1 of each of the five consecutive years following the year in which the award is made. Subject to the approval of this Plan by the Company's stockholders, each Eligible Director on February 17, 1997 is awarded as of that date 5,790 Shares of Restricted Stock, based on the closing price of the Shares as reported on the New York Stock Exchange Composite Tape (the "NYSE") on February 14, 1997, the last trading date preceding the grant. Cash shall be paid to an Eligible Director in lieu of a fractional share.

     (b) Subject to the approval of this Plan by the Company's stockholders, each Eligible Director who is first elected or appointed to the Board on or after the date of the Company's 1997 annual meeting of stockholders shall receive, as of the date of such election or appointment, an award of Restricted Stock determined in accordance with Section 5(a) for the five year period beginning on January 1 of the year in which such election or appointment occurred; provided, however, that the price of the Shares used in determining the number of Shares of Restricted Stock which shall be issued to such Eligible Director shall be the closing price of the Shares as reported on the NYSE on the date on which such Eligible Director is elected or appointed, and provided, further, that the amount of Restricted Stock awarded to any Eligible Director who begins serving as a Director other than at the beginning of a calendar year shall be prorated to reflect the partial service of the initial year of such Director's term, such proration to be effected in the initial vesting.

     (c) Upon the full vesting of any award of Restricted Stock awarded pursuant to Section 5(a) or 5(b), each affected Eligible Director shall be eligible to receive a new award of Restricted Stock, subject to Section 4. The number of Shares subject to such award shall be determined generally in accordance with the provisions of Section 5(b); provided, however, that the Board shall have sole discretion to adjust the amount of compensation then to be paid in the form of Shares and the terms of any such award of Shares. Except as the Board may otherwise determine, any increase or decrease in an Eligible Director's annual compensation during the period when such Director has an outstanding award of Restricted Stock shall be implemented by increasing or decreasing the cash portion of such Director's compensation.

     (d) Each Eligible Director shall be entitled to vote and receive dividends on the unvested portion of his or her Restricted Stock, but will not be able to obtain a stock certificate or sell, encumber or otherwise transfer such Restricted Stock except in accordance with the terms of the Company's 1991 Long Term Stock Incentive Plan (the "Long Term Plan"). If an Eligible Director's term is terminated by reason of death or permanent and total disability, the restrictions on the Restricted Stock will lapse and such Eligible Director's rights to the Shares will become vested on the date of such termination. If an Eligible Director's term is terminated for any reason other than death or permanent and total disability, the Restricted Stock that has not vested shall be forfeited and transferred back to the Company; provided, however, that a pro rata portion of the Restricted Stock which would have vested on January 1 of the year following the year of the Eligible Director's termination shall vest on the date of termination, based upon the portion of the year during which the Eligible Director served as a Director of the Company.

SECTION 6. STOCK OPTION GRANT

     (a) Subject to approval of this Plan by the Company's stockholders, each Eligible Director on the date of such approval will be granted on such date a stock option to purchase 5,000 Shares (the "Stock Option"). Thereafter, on the date of each of the Company's subsequent annual stockholders meetings, each person who is or becomes an Eligible Director on that date and whose service on the Board will continue after such date shall be granted a Stock Option, subject to Section 4, effective as of the date of such meeting.

     (b) Stock Options Granted under this Section 6 shall be non-qualified stock options and shall have the following terms and conditions.

     1. Option Price. The option price per Share shall be equal to the closing price of the Shares as reflected on the NYSE on the date of grant (or if there were no sales on such date, the most recent prior date on which there were sales).

     2. Term of Option. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as an Eligible Director. If an Eligible Director's term is terminated for any reason other than death at a time when such Director is entitled to exercise an outstanding Stock Option, then at any time or times within three months after termination such Stock Option may be exercised as to all or any of the Shares which the Eligible Director was entitled to purchase at the date of termination. If an Eligible Director dies at a time when such Director is entitled to exercise a Stock Option, then at any time or times within one year after death such Stock Option may be exercised as to all or any of the Shares which the Eligible Director was entitled to purchase immediately prior to such Director's death. Except as so exercised, such Stock Options shall expire at the end of such periods. That portion of a Stock Option not exercisable at the time of such termination shall be forfeited and transferred back to the Company on the date of such termination.

     3. Exercisability. Subject to clause 2 above, each Stock Option shall vest and become exercisable with respect to twenty percent of the underlying Shares on each of the first five anniversaries of the date of grant, provided that the optionee is an Eligible Director on such date.

     4. Method of Exercise. A Stock Option may be exercised in whole or in part during the period in which such Stock Option is exercisable by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash, by delivery of Shares, or by any combination of the foregoing.

     5. Non-Transferability. Unless otherwise provided by the terms of the Long Term Plan or the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     6. Stockholder Rights. The holder of a Stock Option shall, as such, have none of the rights of a stockholder.

SECTION 7. GENERAL

     (a) Plan Amendments. The Board may amend, suspend or discontinue the Plan as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of the stockholders of the Company: (a) modify the class of persons who constitute Eligible Directors as defined in the Plan; or (b) increase the total number of Shares available under the Plan. In addition, without the consent of affected participants, no amendment of the Plan or any award under the Plan may impair the rights of participants under outstanding awards.

     (b) Listing and Registration. If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares under the Plan upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of any award hereunder, no Shares may be delivered or disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

     (c) Award Agreements. Each award of Restricted Stock and Stock Option granted hereunder shall be evidenced by the Eligible Director's written agreement with the Company which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined by the Board in its discretion.

                                                                         ANNEX B

                                MASCOTECH, INC.
                             1997 ANNUAL INCENTIVE
                               COMPENSATION PLAN

SECTION 1. PURPOSE

     The purpose of the MascoTech, Inc. 1997 Annual Incentive Compensation Plan (the "Plan") is to provide selected executive officers of MascoTech, Inc. (the "Company") with incentive compensation based upon the achievement of established annual performance goals.

SECTION 2. ELIGIBILITY

     The individuals eligible to participate in the Plan (the "Participants") are the executive officers of the Company.

SECTION 3. PERFORMANCE PERIOD

     Each Performance Period for purposes of the Plan shall have a duration of one calendar year, commencing January 1 and ending December 31.

SECTION 4. ADMINISTRATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") shall have the full power and authority to administer and interpret the Plan and to establish rules for its administration.

SECTION 5. PERFORMANCE GOALS

     On or before the 90th day of each Performance Period, the Committee shall establish in writing one or more performance criteria for the Performance Period and the weighting of the performance criteria if more than one. The performance criteria shall consist of one or more of the following: net income, earnings per share, cash flow, revenues, return on assets or total shareholder return.

SECTION 6. AWARDS

     On or before the 90th day of each Performance Period, the Committee shall establish in writing a performance incentive award for such Participants as shall be designated by the Committee and in such amounts as the Committee shall determine, subject to the limitations of the Plan. No award to any Participant shall be greater than $2 million. The Committee shall have the power and authority to reduce or eliminate for any reason the amount of the award that would otherwise be payable to a Participant based on the performance criteria.

SECTION 7. CERTIFICATION AND PAYMENT

     As soon as practicable after release of the Company's financial results for the Performance Period, the Committee will certify the Company's attainment of the criteria established for such Performance Period pursuant to Section 5, will calculate the possible payment of an award for each Participant and will certify the amount of the award to each Participant for such Performance Period. Payments of the awards shall be made in cash. To the extent net income is used alone or as a component of another performance criterion, it shall mean net income as reported to stockholders, but before losses resulting from discontinued operations, extraordinary losses (in accordance with generally accepted accounting principles, as currently in effect), the cumulative effect of changes in accounting principles and other unusual, nonrecurring items of loss that are separately identified and quantified in the Company's audited financial statements.

SECTION 8. AMENDMENT

     The Committee shall have the right to suspend or terminate this Plan at any time and may amend or modify the Plan at any time.

SECTION 9. ADOPTION AND DURATION

     The Plan was approved by the Committee on February 17, 1997, subject to the approval of the stockholders of the Company at the 1997 Annual Meeting of Stockholders. The effective date of the Plan shall be January 1, 1997 and the Plan shall remain in effect for a period of five years.

                                                                         ANNEX C

                                MASCOTECH, INC.
                      1991 LONG TERM STOCK INCENTIVE PLAN

                     (AMENDED AND RESTATED APRIL 23, 1997)

SECTION 1. PURPOSES

     The purposes of the 1991 Long Term Stock Incentive Plan (the "Plan") are to encourage selected employees of and consultants to MascoTech, Inc. (the "Company") and its Affiliates to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company's future success and prosperity, and enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean any entity in which the Company's direct or indirect equity interest is at least twenty percent, and any other entity in which the Company has a significant direct or indirect equity interest, whether more or less than twenty percent, as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" shall mean a committee of the Company's directors designated by the Board of Directors to administer the Plan and composed of not less than two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3.

     (f) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Incentive Stock Option" shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

     (i) "Non-Qualified Stock Option" shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (j) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (k) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

     (l) "Participant" shall mean an employee of or consultant to the Company or any Affiliate designated to be granted an Award under the Plan.

     (m) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (n) "Restricted Period" shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.

     (o) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

     (p) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

     (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

     (r) "Section 16" shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.

     (s) "Shares" shall mean the Company's common stock, par value $1.00 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 4(c) of the Plan.

     (t) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

     The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee's authority shall include without limitation the power to:

          (i) designate Participants;

          (ii) determine the types of Awards to be granted;

          (iii) determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;

          (iv) determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;

          (v) determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

          (vi) determine how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

          (vii) determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;

          (viii) prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;

          (ix) designate Options granted to key employees of the Company or its subsidiaries as Incentive Stock Options;

          (x) interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;

          (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;

          (xii) decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;

          (xiii) delegate to directors of the Company the authority to designate Participants and grant Awards, and to amend Awards granted to Participants;

          (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

     All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Affiliates, Participants, beneficiaries of Awards and stockholders of the Company.

SECTION 4. SHARES AVAILABLE FOR AWARDS

     (a) Shares Available. Subject to adjustment as provided in Section 4(c):

          (i) Initial Authorization. There shall be 6,000,000 Shares initially available for issuance under the Plan.

          (ii) Acquired Shares. In addition to the amount set forth above, up to 6,000,000 Shares acquired by the Company subsequent to the 1997 Annual Meeting of Stockholders as full or partial payment for the exercise price for an Option or any other stock option granted by the Company, or acquired by the Company, in open market transactions or otherwise, in connection with the Plan or any Award hereunder or any other employee stock option or restricted stock issued by the Company may thereafter be included in the Shares available for Awards. If any Shares covered by an Award or to which an Award relates are forfeited, or if an Award expires, terminates or is cancelled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan by reason of such Award, to the extent of any such forfeiture, expiration, termination or cancellation, may thereafter be available for further granting of Awards and included as acquired Shares for purposes of the preceding sentence.

          (iii) Shares Under Prior Plans. In addition to the amounts set forth above, shares remaining available for issuance upon any termination of authority to make further awards under both the Company's 1984 Restricted Stock Incentive Plan and its 1984 Stock Option Plan shall thereafter be available for issuance hereunder.

          (iv) Accounting for Awards. For purposes of this Section 4,

             (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan to the extent determinable on such date and insofar as the number of Shares is not then determinable under procedures adopted by the Committee consistent with the purposes of the Plan; and

             (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

     provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or restricted stock awards or stock options granted under any other plan of the Company may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company or its Affiliates, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding restricted stock awards or stock options previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are directors or officers of the Company for purposes of Section 16, be counted against the Shares available for Granting Awards under the Plan.

          (v) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of Shares reacquired by the Company, including but not limited to Shares purchased on the open market.

     (b) Individual Stock-Based Awards. Subject to adjustment as provided in
Section 4(c), no Participant may receive Options or Stock Appreciation Rights under the Plan in any calendar year that relate to more than 1,000,000 Shares in the aggregate; provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Paragraph 4(b) in any prior years that were not granted in any such prior year beginning on or after January 1, 1997. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any other stock-based or cash-based Award which may be granted to any Participant.

     (c) Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall have the authority to make such adjustment, if any, in such manner as it deems appropriate, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and
(iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

     Any employee of or consultant to the Company or any Affiliate, including any officer of the Company (who may also be a director, any person who serves only as a director of the Company and any consultant to the Company or an Affiliate who is also a director of the Company and who is not rendering services pursuant to a written agreement with the entity in question), as may be selected from time to time by the Committee or by the directors to whom authority may be delegated pursuant to Section 3 hereof in its or their discretion, is eligible to be designated a Participant.

SECTION 6. AWARDS

     (a) Options. The Committee is authorized to grant Options to Participants.

          (i) Committee Determinations. Subject to the terms of the Plan, the Committee shall determine:

             (A) the purchase price per Share under each Option, provided, however, that such price shall not be less than 100% of the fair market value of the Shares underlying such Option on the date of grant;

             (B) the term of each Option; and

             (C) the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     Subject to the terms of the Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.

        (ii) Other Terms. Unless otherwise determined by the Committee:

             (A) A Participant electing to exercise an Option shall give written notice to the Company, as may be specified by the Committee, of exercise of the Option and the number of Shares elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall tender the purchase price of the Shares elected for exercise.

             (B) At the time of exercise of an Option payment in full in cash or in Shares (that have been held by the Participant for at least six months) or any combination thereof, at the option of the Participant, shall be made for all Shares then being purchased.

             (C) The Company shall not be obligated to issue any Shares unless and until:

                (I) if the class of Shares at the time is listed upon any stock exchange, the Shares to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and

                (II) in the opinion of the Company's counsel there has been compliance with applicable law in connection with the issuance and delivery of Shares and such issuance shall have been approved by the Company's counsel.

             Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as the Company's counsel may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as shall be in accordance with law and that the Participant will notify the Company of any intent to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.

             (D) If the employment of or consulting arrangement with a Participant terminates for any reason (including termination by reason of the fact that an entity is no longer an Affiliate) other than the Participant's death, the Participant may thereafter exercise the Option as provided below, except that the Committee may terminate the unexercised portion of the Option concurrently with or at any time following termination of the employment or consulting arrangement (including termination of employment upon a change of status from employee to consultant) if it shall determine that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate. If such termination is voluntary on the part of the Participant, the option may be exercised only within ten days after the date of termination. If such termination is involuntary on the part of the Participant, if an employee retires on or after normal retirement date or if the employment or consulting relationship is terminated by reason of permanent and total disability, the Option may be exercised within three months after the date of termination or retirement. For purposes of this Paragraph (D), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

             (E) If a Participant dies at a time when entitled to exercise an Option, then at any time or times within one year after death such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to death. The Company may decline to deliver Shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such Option shall expire at the end of such period.

             (F) An Option may be exercised only if and to the extent such Option was exercisable at the date of termination of employment or the consulting arrangement, and an Option may not be exercised at a time when the Option would not have been exercisable had the employment or consulting arrangement continued.

          (iii) Restoration Options. The Committee may grant a Participant the right to receive a restoration Option with respect to an Option or any other option granted by the Company. Unless the Committee shall otherwise determine, a restoration Option shall provide that the underlying option must be exercised while the Participant is an employee of or consultant to the Company or an Affiliate and the number of Shares which are subject to a restoration Option shall not exceed the number of whole Shares exchanged in payment of the original option.

     (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over
(ii) the grant price of the right as specified by the Committee. Subject to the terms of the Plan, the Committee shall determine the grant price, term, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units.

          (i) Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, other securities, other Awards or other property, in each case subject to the termination of the Restricted Period determined by the Committee.

          (ii) Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any Shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Award Agreement. Subject to the aforementioned restrictions and the provisions of the Plan, Participants shall have all of the rights of a stockholder with respect to Shares of Restricted Stock.

          (iii) Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

          (iv) Forfeiture. Except as otherwise determined by the Committee:

             (A) If the employment of or consulting arrangement with a Participant terminates for any reason (including termination by reason of the fact that any entity is no longer an Affiliate), other than the Participant's death or permanent and total disability or, in the case of an employee, retirement on or after normal retirement date, all Shares of Restricted Stock theretofore awarded to the Participant which are still subject to restrictions shall upon such termination of employment or the consulting relationship be forfeited and transferred back to the Company. Notwithstanding the foregoing or Paragraph (C) below, if a Participant continues to hold an Award of Restricted Stock following termination of the employment or consulting arrangement (including retirement and termination of employment upon a change of status from employee to consultant), the Shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate. For purposes of this Paragraph
        (A), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

             (B) If a Participant ceases to be employed or retained by the Company or an Affiliate by reason of death or permanent and total disability or if following retirement a Participant continues to have rights under an Award of Restricted Stock and thereafter dies, the restrictions contained in the Award shall lapse with respect to such Restricted Stock.

             (C) If an employee ceases to be employed by the Company or an Affiliate by reason of retirement on or after normal retirement date, the restrictions contained in the Award of Restricted Stock shall continue to lapse in the same manner as though employment had not terminated.

             (D) At the expiration of the Restricted Period as to Shares covered by an Award of Restricted Stock, the Company shall deliver the Shares as to which the Restricted Period has expired, as follows:

               (1) if an assignment to a trust has been made in accordance with
           Section 6(g)(iv)(B)(2)(c), to such trust; or

                (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in form approved by the Company, to the beneficiary so designated; or

                (3) in all other cases, to the Participant or the legal representative of the Participant's estate.

     (d) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and other terms and conditions shall be determined by the Committee.

     (e) Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

     (f) Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants to persons who are subject to Section 16 must comply with the provisions of Rule 16b-3. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

     (g) General.

          (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

          (iv) Limits on Transfer of Awards.

             (A) Except as the Committee may otherwise determine, no Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

             (B) Notwithstanding the provisions of Paragraph (A) above:

                (1) An Option may be transferred:

                    (a) to a beneficiary designated by the Participant in
               writing on a form approved by the Committee;

                    (b) by will or the applicable laws of descent and
               distribution to the personal representative, executor or administrator of the Participant's estate; or

                    (c) to a revocable grantor trust established by the
               Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Options shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Option may be assigned, for the purpose of determining compensation arising by reason of the Option shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

                (2) A Participant may assign or transfer rights under an Award of Restricted Stock or Restricted Stock Units:

                    (a) to a beneficiary designated by the Participant in
               writing on a form approved by the Committee;

                    (b) by will or the applicable laws of descent and
               distribution to the personal representative, executor or administrator of the Participant's estate; or

                    (c) to a revocable grantor trust established by the
               Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Award may be assigned, for the purpose of determining compensation arising by reason of the Award shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

                (3) The Committee shall not permit directors or officers of the Company for purposes of Section 16 to transfer or assign Awards except as permitted under Rule 16b-3.

             (C) The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, the personal representatives of the Participant's estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award subject to a beneficiary designation or an assignment. In addition. the Company may decline to deliver Shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.

          (v) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Change in Control. (A) Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, upon a Change in Control of the Company (as hereinafter defined) the vesting of all rights of Participants under outstanding Awards shall be accelerated and all restrictions thereon shall terminate in order that Participants may fully realize the benefits thereunder. Such acceleration shall include, without limitation, the immediate exercisability in full of all Options and the termination of restrictions on Restricted Stock and Restricted Stock Units. Further, in addition to the Committee's authority set forth in
     Section 4(c), the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving after such Change in Control.

           (B) With respect to any Award granted hereunder prior to December 6, 1995, a Change in Control shall occur if:

                (1) any "person" or "group of persons" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than pursuant to a transaction or agreement previously approved by the Board of Directors of the Company, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of (A) the Company or (B) Masco Corporation, a Delaware corporation ("Masco"); or

                (2) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's or Masco's Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof.

           (C) Notwithstanding the provisions of subparagraph (B), with respect to Awards granted hereunder on or after December 6, 1995, a Change in Control shall occur only if the event described in this subparagraph (C) shall have occurred. With respect to any other Award granted prior thereto, a Change in Control shall occur if any of the events described in subparagraphs (B) or (C) shall have occurred, unless the holder of any such Award shall have consented to the application of this subparagraph (C) in lieu of the foregoing subparagraph (B). A Change in Control for purposes of this subparagraph (C) shall occur if, during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, "Excluded Directors" are directors whose election by the Board or approval by the Board for stockholder election occurred within one year of any "person" or "group of persons", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power.

           (D) (1) In the event that subsequent to a Change in Control it is determined that any payment or distribution by the Company to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, other than any payment pursuant to this subparagraph (D) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then such Participant shall be entitled to receive from the Company, within 15 days following the determination described in (2) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by such Participant of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, such Participant retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

             (2) All determinations required to be made under this Section 6(g)(vi)(D), including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by Coopers & Lybrand L.L.P., or such other national accounting firm as the Company, or, subsequent to a Change in Control, the Company and the Participant jointly, may designate, for purposes of the Excise Tax, which shall provide detailed supporting calculations to the Company and the affected Participant within 15 business days of the date of the applicable Payment. Except as hereinafter provided, any determination by Coopers & Lybrand L.L.P., or such other national accounting firm, shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code that may exist at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "Underpayment"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the affected Participant. In the event that the Participant discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company.

             (3) This Section 6(g)(vi)(D) shall not apply to any Award (x) that was granted prior to February 17, 1993 and (y) the holder of which is an executive officer of the Company, as determined under the Exchange Act.

          (vii) Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, any Award outstanding hereunder may at any time be cancelled in the Committee's sole discretion upon payment of the value of such Award to the holder thereof in cash or in another Award hereunder, such value to be determined by the Committee in its sole discretion.

SECTION 7. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend the Plan and the Board of Directors or the Committee may amend any outstanding Award; provided, however, that (i) no Plan amendment shall be effective until approved by stockholders of the Company insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the conditions of Rule 16b-3, (ii) without the consent of affected Participants no amendment of the Plan or of any Award may impair the rights of Participants under outstanding Awards, and (iii) no Option may be amended to reduce its initial exercise price other than in connection with an event described in Section 4(c) hereof.

     (b) Waivers. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.

     (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

     (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.

SECTION 8. GENERAL PROVISIONS

     (a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.

     (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other written agreement with the Participant.

     (e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of the date of its approval by the Company's stockholders.

                                MASCOTECH, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           AT CORPORATE HEADQUARTERS
                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180

                                     [MAP]

FROM DOWNTOWN DETROIT (EAST)
- Take I-94 west to the Pelham Road exit.
- Turn right onto Pelham Road and travel to Van Born Road.
- Turn left onto Van Born Road and proceed to the corporate office.

FROM METRO AIRPORT (WEST)
- Take I-94 east to Pelham/Southfield Road exit.
- Turn left onto Pelham and travel to Van Born Road.
- Turn left onto Van Born Road and proceed to the corporate office.

FROM SOUTHFIELD/BIRMINGHAM (NORTH)
- Take the Southfield Freeway to the Outer Drive/Van Born Road exit.
- Stay on the service drive and proceed to Van Born Road.
- Bear right onto Van Born Road and travel to the corporate office.

FROM TOLEDO (SOUTH)
- Take I-75 north to the Telegraph Road north exit.
- Proceed on Telegraph Road north to Van Born Road.
- Turn right on Van Born Road and proceed to the corporate office.

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
[   ]


(1) ELECTION OF DIRECTORS    FOR all nominees            WITHHOLD AUTHORITY to vote                EXCEPTIONS  / /
                             listed below       / /      for both nominees listed below   / /

Class III Directors to hold office until the Annual Meeting of Stockholders in 2000 or until their respective successors are elected and qualified:
NOMINEES: WILLIAM K. HOWENSTEIN AND JOHN A. MORGAN
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)
(2) Proposal to approve the 1997 Non-Employee Directors Stock Plan.              (3) Proposal to approve the 1997 Annual Incentive
                                                                                     Compensation Plan.

   FOR / /   AGAINST / /   ABSTAIN / /                                               FOR / /     AGAINST  / /  ABSTAIN / /

(4) Proposal to approve the Amendment of the 1991 Long Term Stock                (5) Ratification of the selection of Coopers &
    Incentive Plan.                                                                  Lybrand L.L.P. as independent auditors for
                                                                                     the Company for the year 1997.

   FOR / /    AGAINST / /    ABSTAIN / /                                              FOR / /    AGAINST / /     ABSTAIN / /

(6) In their discretion upon such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted in accordance with the specifications above.
IF SPECIFICATIONS ARE NOT MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES,          Change of Address or
FOR THE PROPOSALS AND FOR RATIFICATION.                                                            Comments Mark Here    / /


                                                                                        Please sign exactly as name appears at left.
                                                                                        Executors, administrators, trustees, et al.
                                                                                        should so indicate when signing. If the
                                                                                        signature is for a corporation, please sign
                                                                                        the full corporate name by an authorized
                                                                                        officer. If the signature is for a
                                                                                        partnership, please sign the full
                                                                                        partnership name by an authorized person.
                                                                                        If shares are registered in more than one
                                                                                        name, all holders must sign.

                                                                                        Dated:________________________________1997

                                                                                        ______________________________________(L.S.)
                                                                                        Signature

                                                                                        ______________________________________(L.S.)
                                                                                        Signature

                                                                                       VOTES MUST BE INDICATED
                                                                                       (X) IN BLACK OR BLUE INK.  / /

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.





        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1997
                                MASCOTECH, INC
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Preferred Stock (each such share representing four-fifths of one vote) registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of MascoTech, Inc. to be held at the offices of the Company at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 20, 1997, at 2:00 P.M. Eastern daylight time and at any adjournment thereof.

     The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                             (Continued and to be dated and
                                              signed on the reverse side.)


                                             MASCOTECH, INC.
                                             P.O. BOX 11275
                                             NEW YORK, N.Y. 10203-0275

[   ]


(1) ELECTION OF DIRECTORS    FOR all nominees            WITHHOLD AUTHORITY to vote                EXCEPTIONS  / /
                             listed below       / /      for both nominees listed below   / /

Class III Directors to hold office until the Annual Meeting of Stockholders in 2000 or until their respective successors are elected and qualified:
NOMINEES: WILLIAM K. HOWENSTEIN AND JOHN A. MORGAN
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)
(2) Proposal to approve the 1997 Non-Employee Directors Stock Plan.              (3) Proposal to approve the 1997 Annual Incentive
                                                                                     Compensation Plan.

   FOR / /   AGAINST / /   ABSTAIN / /                                               FOR / /     AGAINST  / /  ABSTAIN / /

(4) Proposal to approve the Amendment of the 1991 Long Term Stock                (5) Ratification of the selection of Coopers &
    Incentive Plan.                                                                  Lybrand L.L.P. as independent auditors for
                                                                                     the Company for the year 1997.

   FOR / /    AGAINST / /    ABSTAIN / /                                              FOR / /    AGAINST / /     ABSTAIN / /

(6) In their discretion upon such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted in accordance with the specifications above.
IF SPECIFICATIONS ARE NOT MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES,          Change of Address or
FOR THE PROPOSALS AND FOR RATIFICATION.                                                            Comments Mark Here    / /


                                                                                        Please sign exactly as name appears at left.
                                                                                        Executors, administrators, trustees, et al.
                                                                                        should so indicate when signing. If the
                                                                                        signature is for a corporation, please sign
                                                                                        the full corporate name by an authorized
                                                                                        officer. If the signature is for a
                                                                                        partnership, please sign the full
                                                                                        partnership name by an authorized person.
                                                                                        If shares are registered in more than one
                                                                                        name, all holders must sign.

                                                                                        Dated:________________________________1997

                                                                                        ______________________________________(L.S.)
                                                                                        Signature

                                                                                        ______________________________________(L.S.)
                                                                                        Signature

                                                                                       VOTES MUST BE INDICATED
                                                                                       (X) IN BLACK OR BLUE INK.  / /

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.





        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1997
                                MASCOTECH, INC
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Common Stock registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of MascoTech, Inc. to be held at the offices of the Company at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 20, 1997, at 2:00 P.M. Eastern daylight time and at any adjournment thereof.

     The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                             (Continued and to be dated and
                                              signed on the reverse side.)


                                             MASCOTECH, INC.
                                             P.O. BOX 11275
                                             NEW YORK, N.Y. 10203-0275